Exhibit 10.1
STANDBY PURCHASE AGREEMENT
          THIS STANDBY PURCHASE AGREEMENT (the “Agreement”), made and entered into as of this 13th day of October, 2008, by and between Irwin Financial Corporation, an Indiana corporation (the “Company”), and Cummins Inc., an Indiana corporation (the “Purchaser”).
WITNESSETH:
          WHEREAS, the Company anticipates issuing to the holders (the “Shareholders”) of its issued and outstanding common shares, without par value (the “Common Shares”), certain transferable rights (the “Rights”) to subscribe for and purchase additional Common Shares at a per share price (the “Subscription Price”) that will be determined by the Company’s Board of Directors, or a duly authorized committee thereof, prior to distribution of the Rights, such transaction generally being herein referred to as the “Rights Offering”; and
          WHEREAS, the Purchaser desires to, and hereby does, agree to purchase certain Common Shares available for issuance upon the expiration of unexercised Rights, subject to the terms and conditions set forth herein;
          NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:
     1. Rights Offering; Registration of the Common Shares.
          A registration statement on Form S-3 (the “Registration Statement”) with respect to the proposed Rights Offering and the Common Shares to be issued and sold to the Purchaser will be filed with the Securities and Exchange Commission (the “Commission”) and will have been declared effective by the Commission prior to the distribution of Rights.
     2. Purchase and Delivery of Unsubscribed Shares.
     (a) Subject to the terms, conditions and limitations herein set forth (including the provisions of paragraph (b) of this Section and of Section 5), the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company (the “Standby Commitment”), at the Subscription Price, a number of Common Shares (the “Standby Shares”) to be determined upon the expiration of the Rights Offering by reference to the amount of unexercised Rights and the underlying shares that remain available for issuance in accordance with the Rights Offering after the issuance of all Common Shares validly subscribed for through the exercise of Rights (including the exercise of all oversubscription privileges contemplated by the Rights Offering) (such remaining shares being hereinafter referred to as the “Unsubscribed Shares”). The number of Standby Shares shall be the least of (i) the number of Unsubscribed Shares, (ii) the maximum number of Unsubscribed Shares the aggregate purchase price for which will not exceed $25 million and (iii) the maximum number of

Unsubscribed Shares that, when aggregated with other Common Shares beneficially owned or controlled by the Purchaser as of the Closing Date, would not exceed 19.9% of the total issued and outstanding Common Shares upon completion on the Closing Date of the Rights Offering and Exchange Transactions (as defined below), including shares issued on the Closing Date pursuant to any other agreements executed with other Standby Purchasers, as defined below (collectively, the “Standby Purchase Agreements”).
     (b) The Purchaser and the Company hereby acknowledge and agree that the Company has entered into, or contemplates entering into, one or more other Standby Purchase Agreements with certain other parties (collectively with the Purchaser, the “Standby Purchasers”) on terms substantially similar to this Agreement, except that they may provide for the purchase of a different maximum number of Common Shares and different conditions precedent. If the number of Unsubscribed Shares is less than the aggregate number of Unsubscribed Shares agreed to be purchased by all Standby Purchasers, the Common Shares available for issuance to Standby Purchasers shall be allocated as nearly as possible on a pro rata basis among all Standby Purchasers based upon the number of Common Shares agreed to be purchased by each such Standby Purchaser, after giving effect to the limitations set forth in Section 2(a).
     3. The Closing.
          As soon as practicable following its determination of the number of Unsubscribed Shares, the Company shall notify the Purchaser of the number of Standby Shares, if any, to be purchased by the Purchaser pursuant to Section 2(a). The delivery of and payment for the Standby Shares shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 10:00 a.m., New York time (or as soon as practicable thereafter), simultaneously with the closing of the Company’s Rights Offering and the exchange of certain of the Company’s trust preferred securities for the Company’s Common Shares (the “Exchange Transactions”), such date to be not more than five business days after the foregoing notification and to be specified therein (the date of the closing being referred to as the “Closing Date” and the consummation of the transaction being referred to as the “Closing”).
     4. Delivery of Standby Shares.
          At the Closing, the Standby Shares to be purchased by the Purchaser hereunder, registered in the name of the Purchaser or such of its nominees as the Purchaser may specify no more than one day after receipt of the notice described in Section 3 above, shall be delivered by or on behalf of the Company to the Purchaser, for the Purchaser’s account, against delivery by the Purchaser of the purchase price therefor in immediately available funds in the form of one or more federal funds checks or a wire transfer to an account designated by the Company.

     5. Conditions of the Obligations of the Purchaser.
          The obligations of the Purchaser to purchase the Standby Shares on the Closing Date are subject to the following conditions precedent:
     (a) The Company and the Purchaser shall have conducted one or more in-person meetings (including telephonic meetings) with the staff of the Federal Reserve and the Federal Reserve Bank of Chicago and with the Indiana Department of Financial Institutions and shall have received satisfactory confirmation (in the reasonable judgment of executive officers of the Purchaser) that, upon completion of the transactions contemplated herein, including the Rights Offering and the Exchange Transactions, the Company and Irwin Union Bank and Trust Company (i) will have sufficient regulatory capital to maintain a “well capitalized” status in light of foreseeable capital requirements, and (ii) will have submitted a capital plan acceptable to such state or federal bank regulatory authority;
     (b) The Purchaser shall be satisfied (in the reasonable judgment of executive officers of the Purchaser) that its purchase and ownership of Standby Shares and the other transactions contemplated hereby will not result in the Purchaser being deemed to “control” the Company within the meaning of the Bank Holding Company Act of 1956 or the Change in Bank Control Act, provided that the Purchaser provides customary “non-control” commitments to the Board of Governors of the Federal Reserve System;
     (c) Immediately after giving effect to the purchase of the Standby Shares and the provisions of Section 2(a), the Purchaser will not own or control more than 19.9% of the aggregate number of Common Shares of the Company then outstanding;
     (d) All consents and approvals required to be obtained from any governmental authority or other person in connection with the transactions contemplated hereby shall have been obtained or all applicable waiting periods and appeal periods shall have expired; and
     (e) The Company’s Board of Directors shall have taken all required action to increase the number of directors by one and to designate such new directorship as being in the class of directors that will serve on the Board of Directors until 2011.
     6. Conditions to the Obligations of the Company.
     The obligations of the Company to issue the Standby Shares to the Purchaser on the Closing Date is subject to the following conditions precedent:
     (a) The Company will not issue any of the Standby Shares to the Purchaser hereunder if, in the opinion of the Company, the Purchaser is required to obtain prior clearance or approval of such transaction from any state or federal bank regulatory authority and if such approval or clearance has not been obtained or if satisfactory evidence thereof has not been presented to the Company or the Purchaser by the Closing Date; and
     (b) The Purchaser has entered into a lock-up agreement with the Company in the form attached hereto as Schedule A.
     7. Closing Conditions.
          The obligations of the Purchaser and the Company to consummate the purchase and sale of the Standby Shares shall be subject, in the discretion of the Company or the Purchaser, as the case may be, to the condition that all representations and warranties and other statements of the other party are, at and as of the Closing, true and correct in all material respects, and to the additional condition that no stop order suspending the effectiveness of the Registration Statement with respect to the Rights Offering or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.
     8. Certain Agreements of the Purchaser.
          The Purchaser acknowledges and agrees that (i) the certificates representing the Standby Shares shall bear a legend (and the Company’s share register shall bear a notation) substantially to the following effect and (ii) transfers of the Shares and removal of such legend shall be subject to Section 6(b) and the Company will, or will direct the transfer agent for the Common Shares to, remove the legend on the certificates at such time as they are no longer subject to this restriction:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, DELIVERED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO COMPLY WITH ALL SUCH RESTRICTIONS ON TRANSFER.
     9. Representations and Warranties.
     (a) The Company hereby represents, warrants and covenants to the Purchaser as follows:
     (i) The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana, with full power and authority (corporate and other) to perform its obligations under this Agreement.
     (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company; and this Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (iii) The Rights and the Standby Shares have been duly authorized by the Company; the Rights, when issued and delivered by the Company, will constitute valid and legally binding obligations of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Standby Shares, when issued and delivered to the Purchaser by the Company against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable.
     (iv) The aggregate number of the Company’s Common Shares that will be outstanding (including those reserved for issuance under its employee stock or other benefit plans) after the issuance of the Standby Shares, the Common Shares validly subscribed for through the exercise of Rights and the Common Shares acquired in the Exchange Transactions shall not exceed the number of Common Shares authorized under the Company’s Restated Articles of Incorporation.
     (v) The execution and delivery of this Agreement, the consummation by the Company of the Rights Offering herein contemplated and the compliance by the Company with the terms hereof do not and will not violate the Restated Articles of Incorporation or By-laws of the Company, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject, with such exceptions as would not have a material adverse effect on the financial condition of the Company, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issuance of the Rights, and the Common Shares issuable upon exercise thereof, and the Standby Shares or the consummation by the Company of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required for the declaration of effectiveness of the registration statement in connection with the Standby Shares or state securities or “blue sky” laws, the Bank Holding Company Act or the Change in Bank Control Act.
     (vi) The Company has delivered to the Purchaser, subject to appropriate confidentiality commitments and applicable regulatory consents, the

Company’s agreements and understandings with any state or federal bank regulatory authority.
     (vii) The Company’s Board of Directors shall preserve the ability to appoint directors without shareholder approval and shall take all required action to cause a person designated by the Purchaser under Section 11 to be elected or appointed to the Board of Directors in the directorship created pursuant to Section 5(e).
     (b) The Purchaser hereby represents and warrants to the Company as follows:
     (i) The Purchaser beneficially owned no Common Shares as of the date of this Agreement and will, as of the Closing Date, but prior to the purchase of the Standby Shares, beneficially own no Common Shares.
     (ii) The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Indiana, with full power and authority (corporate and other) to perform its obligations under this Agreement.
     (iii) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser; and this Agreement, when duly executed and delivered by the Company, will constitute a valid and legally binding instrument of the Purchaser, enforceable against the Purchaser in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (iv) The Purchaser has sufficient cash funds on hand to purchase the Standby Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date.
     (v) The execution and delivery of this Agreement, the consummation by the Purchaser of the Standby Commitment herein contemplated and the compliance by the Purchaser with the terms hereof do not and will not violate the Restated Articles of Incorporation or By-Laws of the Purchaser, or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties or assets are subject, with such exceptions as would not have a material adverse effect on the financial condition of the Purchaser, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or any of its properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the Standby Commitment contemplated by this Agreement, other than those consents, approvals, authorizations, registrations or qualifications that are identified as conditions precedent to the Purchaser’s obligation to purchase the Standby Shares on the Closing Date under Section 5.
     (vi) The Purchaser has not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any other person or persons with respect to any securities of the Company, including but not limited to transfer or voting of any of the securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies; and the Purchaser does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another person voting power or investment power over such securities.
     (vii) The Purchaser understands that any Standby Shares have not been registered under the Securities Act of 1933 (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.
     (viii) The Purchaser is acquiring the Standby Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.
     (ix) The Standby Shares will not be offered for sale, sold or otherwise transferred by the Purchaser except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws. Except pursuant to a registration statement covering the Standby Shares or as permitted by an exemption from registration under the Securities Act, the Purchaser has not and will not solicit offers for, or offer to sell, the Standby Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the Securities Act or in any manner involving a public offering within the meaning of the Securities Act.
     (x) The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Standby Shares being acquired hereunder. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Purchaser understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Standby Shares for an indefinite period of time). The Purchaser is able to afford a complete loss of such investment. The Purchaser has received or has had full access to all the information it considers necessary or appropriate for deciding whether to purchase the Standby Shares and has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Standby Shares.
     10. Registration Rights.
          The Company will use its reasonable best efforts to effect the registration of the resale of the Standby Shares as soon as reasonably practicable. The Company shall use its reasonable best efforts to as expeditiously as possible:
     (a) prepare and file with the Commission a registration statement with respect to the resale of such Standby Shares, and thereafter use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable after the Closing and to remain effective as provided herein, provided that before filing a registration statement or any amendments or supplements thereto, the Company will, at the Company’s expense, furnish or otherwise make available to the Purchaser’s counsel copies of all such documents proposed to be filed and such other documents reasonably requested by such counsel, which documents will be subject to review and comment of such counsel at the Company’s expense;
     (b) prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective continuously until all the securities covered by such registration statement have been disposed of and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such registration statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;
     (c) furnish to the Purchaser such number of copies, without charge, of such registration statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Standby Shares, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental entity relating to such offer;

     (d) register or qualify (or exempt from registration or qualification) such Standby Shares, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such jurisdictions as the Purchaser reasonably requests (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
     (e) notify the Purchaser (at any time when a prospectus relating thereto is required to be delivered under the Securities Act), upon discovery that, or upon the discovery of the happening of any event that makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents and, as soon as reasonably practicable, prepare and furnish to the Purchaser a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the registration statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading;
     (f) notify the Purchaser (i) when such registration statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any of such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Standby Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;
     (g) cause all such Standby Shares to be listed on the New York Stock Exchange or on the principal stock exchange on which the Common Shares or any similar securities issued by the Company are then listed if the Common Shares are not then listed;
     (h) if requested by the Purchaser, promptly include in a prospectus supplement or amendment such information as the Purchaser may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request;

     (i) cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Standby Shares to be sold;
     (j) upon reasonable notice, make available for inspection by the Purchaser and the Purchaser’s counsel all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;
     (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such registration statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;
     (l) bear all expenses incidental to the resale of the Standby Shares by the Purchaser, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company; provided that no expenses borne by the Company shall relate to underwriting discounts or commissions or fees of counsel incurred by the Purchaser; and
     (m) use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder, and it will take such further action as the Purchaser may reasonably request, to the extent required from time to time to enable the Purchaser to sell shares of Standby Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Company will deliver to such person a written statement as to whether it has complied with such information requirements, and, if not, the specifics thereof.
     11. Board of Directors.
     (a) The Company agrees that the Purchaser shall be entitled to designate one director to the Company’s Board of Directors for so long as it holds five percent or more of the total issued and outstanding Common Shares.

     (b) The Purchaser shall have the right to request the resignation or removal of the director so designated and elected or appointed to the Company’s Board of Directors. In the event of the resignation, death, removal or disqualification of the director designated by the Purchaser, the Purchaser shall promptly nominate a new director and, after written notice of the nomination has been given by the Purchaser to the Company, the Company shall take all required action to cause such replacement director to be elected or appointed to the directorship vacated by the Purchaser’s designee to the Company’s Board of Directors.
     12. Termination.
     (a) Either of the parties hereto may terminate this Agreement (i) if the transactions contemplated hereby are not consummated by December 31, 2008; (ii) all requisite approvals are not obtained prior to the Closing in the event any required federal (including, without limitation, the Board of Governors of the Federal Reserve System) or state approvals for the transactions contemplated hereby is not obtained on conditions reasonably satisfactory despite the Company’s or the Purchaser’s reasonable efforts to obtain such approvals; or (iii) upon mutual assent of the parties hereto.
     (b) The Company and the Purchaser hereby agree that any termination of this Agreement pursuant to Section 12(a), or the termination of the Rights Offering for any reason whatsoever by the Company shall be without liability of the Company or the Purchaser.
     13. Future Acquisitions of Shares.
          The Purchaser acknowledges that the Company’s existing rights agreement permits newly-issued shares directly from the Company, but limits future purchases by holders of greater than 14.9% of the total number of outstanding Common Shares and the Purchaser agrees that during the period beginning on the date hereof and continuing until the sale of its Standby Shares, it will not bid for, purchase, contract to purchase or otherwise acquire, any Common Shares or interests therein without the prior written consent of the Company.
     14. Indemnification.
     (a) In connection with the registration of Standby Shares pursuant to this Agreement, the Company shall indemnify and hold harmless the Purchaser, its officers and directors, each broker or any other person acting on behalf of the Purchaser and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Standby Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Standby Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such seller, such officer or director, such broker or such other person acting on behalf of the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Standby Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Purchaser specifically for use in the preparation thereof.
     (b) In connection with the registration of Standby Shares under the Securities Act, the Purchaser shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person acting on behalf of the Company and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Standby Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Purchaser specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the obligation to indemnify will be limited to an amount equal to the net proceeds actually received by the Purchaser from the sale of Standby Shares effected pursuant to such registration.
     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (it being understood that no delay in delivering or failure to deliver such notice shall relieve the indemnifying persons from any liability or obligation hereunder unless (and then solely to the extent that) the indemnifying person is prejudiced by such delay and/or failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided for herein, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided for herein.
     (d) If the indemnification provided for above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by the Purchaser exceed the aggregate net offering proceeds received by the Purchaser from the sale of its Standby Shares.
     15. Notices.
          All communications hereunder will be in writing and, if to the Company, will be mailed, delivered or telecopied and confirmed to it, at the offices of the Company at 500 Washington Street, Columbus, Indiana 47201, Steven Schultz, First Vice President General Counsel, Facsimile (812) 376-1709; and if to the Purchaser, will be mailed, delivered or telecopied and confirmed to it at the offices of the Purchaser at One American Square, Suite 1800, Indianapolis, Indiana 46282, Marya M. Rose, Vice President, General Counsel and Corporate Secretary, Facsimile (317) 610-2526.

     16. Binding Effect.
          This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The Purchaser may not assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company.
     17. Governing Law.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     18. Execution in Counterparts.
          This Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, and intending to be legally bound thereby, each of the Purchaser and the Company has signed or caused to be signed its name, all as of the day and year first above written.

IRWIN FINANCIAL CORPORATION
By:	/s/ William I. Miller
	Name:	William I. Miller
	Title:	Chairman and CEO

CUMMINS INC.
By:	/s/ F. Joseph Loughrey
	Name:	F. Joseph Loughrey
	Title:	Vice Chairman

Schedule A
LOCK-UP AGREEMENT
                                        , 2008
Irwin Financial Corporation
Ladies and Gentlemen:
In connection with your anticipated issuance to the holders of your issued and outstanding Common Shares, no par value (the “Common Shares”), certain transferable rights (the “Rights”) to subscribe for and purchase additional Common Shares (such transaction generally being herein referred to as the “Rights Offering”) and a private placement sale to us of any unsubscribed-for Common Stock (the “Standby Shares”) pursuant to the Standby Purchase Agreement, dated as of October ___, 2008, (the “Standby Purchase Agreement”), we agree that any transaction in your Common Shares will be subject to this agreement (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standby Purchase Agreement.
In connection with the sale and purchase of the Standby Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees as follows:
Except as set forth below, it will not, directly or indirectly, without the prior written consent of the Company, offer, sell, contract to sell, pledge, make any short sale or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by the undersigned, any affiliate of the undersigned or any person in privity with the undersigned) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, the Standby Shares. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Standby Shares even if such Standby Shares would be disposed of by someone other than the undersigned. The provisions in this paragraph shall not restrict the transfer of Standby Shares to an affiliate as long as the affiliate transferee agrees for the benefit of the Company to be bound by the terms hereof.
Its obligations under the paragraph above shall terminate upon termination of the Standby Purchase Agreement and (i) with respect to 25% of the Standby Shares, 60 days after the Closing Date, (ii) with respect to 50% of the Standby Shares, 120 days after the Closing Date, (iii) with respect to 75% of the Standby Shares, 180 days after the Closing Date and (iv) with respect to 100% of the Standby Shares, 240 days after the Closing Date. In no event will this lock-up agreement be any more restrictive than any other lock-up or similar agreement agreed to in connection with the Exchange Transactions and the undersigned and the Company agree to make any necessary amendments hereto promptly upon execution of any more favorable agreement.
Notwithstanding the foregoing, the undersigned may terminate this Agreement and its obligations hereunder at any time, effective upon the undersigned’s giving you written notice of termination, in the event any bank regulatory authority, including the Board of Governors of the Federal Reserve System, the Indiana Department of Financial Institutions or any of the staffs thereof, (i) initiates, or notifies the undersigned in writing that it intends to initiate, any proceeding to determine whether we “control” the Company within the meaning of the Bank Holding Company Act, the Indiana Financial Institutions Act, Ind. Code § 28-2-16-1 or any other federal or state banking laws or (ii) otherwise notifies us in writing or publicly discloses that such regulatory authority believes that we may control or have the ability to exert a controlling influence over the Company within the meaning of such laws.
You hereby agree that you may release us from this Agreement with your prior written consent at any time.